                                                                   Exhibit 10.14



                             HEALTHGRADES.COM, INC.

                      STOCK AND WARRANT PURCHASE AGREEMENT

         This STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is entered into as of March 16, 2000, by and among HealthGrades.Com, Inc., a Delaware corporation (the "Company"), and Kerry Hicks ("Khicks"), David Hicks ("Dhicks"), Paul Davis ("Davis") and Patrick Jaeckle ("Jaeckle", and collectively with Dhicks, Khicks and Davis, the "Purchasers").

                                    RECITALS

         WHEREAS, the Company desires to issue and sell up to one million six hundred thousand shares of the Company's common stock (the "Common Stock") and warrants substantially in the form attached hereto as Exhibit A (the "Warrants") to purchase up to an additional five hundred sixty thousand (560,000) shares of Common to Purchasers on the terms and conditions set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       AGREEMENT TO SELL AND PURCHASE.

                  1.1 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchasers, and Purchasers agree to purchase from the Company, for an aggregate purchase price of three million two hundred thousand dollars ($3,200,000), 1,600,000 shares of Common Stock and Warrants to purchase up to 560,000 additional shares of Common Stock , with the Purchasers each purchasing the number of shares of Common Stock and Warrants as listed in Schedule I.

         2.       CLOSING, DELIVERIES AND PAYMENT.

                  2.1 Closing. The closing (the "Closing") shall take place at 1:00 p.m. on the date hereof, at the offices of the Company, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

                           2.1.1    At the Closing, subject to the terms and
conditions hereof, the Company shall deliver to each Purchaser a Warrant entitling Purchaser to purchase the number of shares of Common Stock specified therein and a certificate or certificates for the number of shares of Common Stock purchased by such Purchaser. Each Purchaser shall deliver to the Company his portion of the purchase price set forth opposite the applicable Purchaser's name on Schedule I by wire transfer of immediately available funds, or by canceling existing indebtedness of the Company to such Purchaser as evidenced by certain promissory notes each dated December __, 1999.

         3.       MISCELLANEOUS.

                  3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in the State of Colorado.

                  3.2 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  3.3 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  3.4 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but which shall together constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed the STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                    COMPANY:
                                    HEALTHGRADES.COM, INC.




                                    By: /s/ Bill Riesenecker
                                       ---------------------------------
                                       Name: BILL RIESENECKER
                                       Title: SVP, CORPORATE OPERATIONS


                                   PURCHASERS:



                                   /s/ Kerry Hicks
                                   ----------------------------
                                   KERRY HICKS


                                   /s/ David Hicks
                                   ----------------------------
                                   DAVID HICKS


                                   /s/ Paul Davis
                                   ----------------------------
                                   PAUL DAVIS


                                   /s/ Patrick Jaeckle
                                   ----------------------------
                                   PATRICK JAECKLE

                             SCHEDULE OF PURCHASERS

                             No. of Shares                     No. of            Total
Purchaser                    of Common Stock                   Warrants          Purchase Price
Kerry Hicks                  1,000,000                         350,000           $2,000,000
Patrick Jaeckle                500,000                         175,000           $1,000,000
Paul Davis                      50,000                          17,500           $  100,000
Kerry Hicks                     50,000                          17,500           $  100,000